Exhibit 99.3

Resource Pharmacy, Inc.

Case No. 02-88572

Reporting Period:  March 31, 2004

Schedule of Cash Receipts and Disbursements

	Bank Accounts
	U.S. Bank Operating	U.S Bank Payroll	Comerica Operating	Comerica Payroll	Current Month	Cumulative
					Actual	Actual

Cash Balance Beginning	$18,094	$4,647	$(3,461)	$0	$19,280	$217,544

Recepits
Cash sales					—	—
Accounts Receivable	1,260			—	1,260	1,340,246
Loans and Advances					—	—
Sale of Assets					—	—
Other - Cash Transfers from Related Companies		14,372	108,985	140,628	263,985	6,941,244
Total Receipts	1,260	14,372	108,985	140,628	265,245	8,281,490

Disbursements
Net Payroll		(14,937)		(140,628)	(155,565)	(2,733,227)
Payroll Taxes					—	(67,905)
Sales, Use and Other Taxes					—	—
Inventory Purchases					—	(293,125)
Rents and Lease Payments					—	—
Insurance					—	—
Administrative & Selling	(22,258)		(108,534)		(130,793)	(4,257,766)
Other - Cash Transfers to Related Companies				—	—	(1,148,843)
						—
Professional Fees					—	—
U.S. Trustee Fees					—	—
Court Costs					—	—
Total Disbursements	(22,258)	(14,937)	(108,534)	(140,628)	(286,358)	(8,500,867)

Net Cash Flow	(20,999)	(565)	450	—	(21,113)	(219,377)

Cash Accounts Assumed in Sale	2,905	(4,082)			(1,177)	(1,177)

Cash End of Month	$0	$(0)	$(3,010)	$0	$(3,010)	$(3,010)

Cash and Cash Equivalents on the Balance Sheet also reflects Sun Funding Reserves of $220k

Resource Pharmacy, Inc.

Case #02-88572

CONSOLIDATED STATEMENTS OF INCOME

(Post-Petition)

	For The One Month Ended March 31, 2004	Cumulative to Date
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$1,312,571	$20,005,679

Net Revenues	1,312,571	20,005,679

Operating Expenses:
Cost of Services	1,005,993	13,183,716

Gross Margin	306,578	6,821,963

General and administrative expenses:
Personnel costs	246,005	3,921,629
Occupancy costs	13,287	212,382
Bad debt expense	116,099	1,895,937
Other	33,693	651,300

Total General and Administrative Expenses	409,084	6,681,248

Loss from Operations	(102,506)	140,715

Other Expenses (Income):
Interest expense	—	8,407
Depreciation and amortization	4,707	117,769
Other expense (income)	(1,064,152)	(194,088)

Other Expenses - Net	(1,059,445)	(67,912)

(Loss) Income before Reorganization Items	956,939	208,627

Reorganization Items:
Professional fees	—	—
Other	1,333	38,499

Reorganization Expenses - Net	1,333	38,499

Loss Before Income Tax Provision	955,606	170,128

Income Tax Provision	—	—

Net Loss	955,606	170,128

Resource Pharmacy, Inc.

Case No. 02-88572

Reporting Period:  March 31, 2004

Balance Sheet

	Book Value
	@ Current	@ Petition Date
Assets

Current Assets

Unrestricted Cash and Equivalents	$216,871	$221,879
Restricted Escrow Cash	5,000,000
Accounts Receivable(net)		3,855,520
Inventories		365,518
Prepaid Expenses and Other Current Assets		2,632
Total Current Assets	$5,216,871	$4,445,549

Property, Plant and Equipment-net	$—	$134,959

Other Assets

Goodwill (net)	$—	$2,607,395
Deposits	—	13,895
Total Other Assets	$—	$2,621,290

Total Assets	$5,216,871	$7,201,798

Liabilities & Equity

Liabilities Not Under Compromise
Accounts Payable	$705,331	$—
Accrued Payroll and Benefit Costs	96,983	15,585
Accrued Other	14,592
Total Post-Petition Liabilities	$816,906	$15,585

Liabilities Under Compromise
Secured Debt	$3,729,293	$4,168,422
InterCompany with Bankrupt Subsidiaries - net	—	2,283,836
Accounts Payable	1,045,022	1,126,285
Accrued Payroll and Benefit Costs	—	152,531
Accrued Other	26,235	26,235
Total Pre-Petition Liabilities	$4,800,550	$7,757,309

Total Liabilities	$5,617,456	$7,772,894

Equity
Accumulated Deficit	(400,585)	(571,096)
Total Equity	$(400,585)	$(571,096)

Total Liabilities & Equity	$5,216,871	$7,201,798

Resource Pharmacy, Inc.

Case No. 02-88572

Reporting Period:  March 31, 2004

Summary of Unpaid Post-Petition Debts

	0-30	31-60	61-90	91 and Over	Total
Accounts Payable	$(484,649)	$(12,958)		$(898)	$(498,504)
Accrued Accounts Payable	(206,827)				(206,827)
Accrued Salaries	(88,201)				(88,201)
Accrued Paid Time Off					—
Accrued Fringe Benefits	—				—
Accrued Expenses	(14,592)				(14,592)
Accrued Payroll Taxes	(8,782)				(8,782)
					—

Total Post Petition Debts	$(803,051)	$(12,958)	$—	$(898)	$(816,906)

1)  Post Petition Accounts Payable and Accrued AP to be paid in subsequent months based on AP vendor terms.

2)  Post Petition Salaries were paid in April in accordance with established payroll cycle.

3)  Post Petition Accrued Expenses to be paid in subsequent check runs based on terms.

4)  Post Petition Accrued Payroll Taxes were paid in April in accordance with established payroll cycle.

Resource Pharmacy, Inc.

March 31, 2004

Case No. 02-88572

Accounts Receivable Reconciliation & Aging

Accounts Receivable Aging Rollforward

Total Accounts Receivable at the beginning of the reporting period	$3,698,476
Add: Amount Billed during the Period	$1,507,665
Less: AR Adjustments	$(220,695)
Less: Net Write-offs	$(6,385)
Less: Amount Collected during the Period	$(1,328,216)
Total Accounts Receivable Aging At End of Reporting Period	$3,650,845

Accounts Receivable Aging Bucket Analysis

0 - 30 Days Old	$1,628,051
31 - 60 Days Old	$1,350,375
61 - 90 Days Old	$204,714
91 + Days Old	$467,705
Total Aged Accounts Receivable	$3,650,845

Accounts Receivable Reconciliation to the General Ledger

Accounts Receivable Per Aging Report	$3,650,845

Less; Contractual Allowance	$(311,316)

Less: Allowance for Uncollectible Accounts	$(598,956)

Total Net Accounts Receivable Per General Ledger	$2,740,573

Note: As of 3.31.04 the net outstanding AR has been sold to Omnicare without recourse.
Carrying value on the books of Resource as of 3.31.04 is -0-.